UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 9, 2009

PACIFIC COAST NATIONAL BANCORP
(Exact name of registrant as specified in its charter)

California	000-51960	61-1453556
(State or other jurisdiction	(Commission File No.)	(IRS Employer
jurisdiction of incorporation)		Identification Number)

905 Calle Amanecer, San Clemente, California	92673
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 361-4300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

9	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
9	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
9	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
9	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

On November 9, 2009, Pacific Coast National Bancorp (the “Company”), the holding company for Pacific Coast National Bank (the “Bank”), was notified of the effectiveness of a written agreement (the “Agreement”) that the Company entered into with the Federal Reserve Bank of San Francisco (the “FRB”).  The Agreement  requires the Company to obtain regulatory approval before paying dividends, receiving dividends from the Bank, incurring debt or purchasing/redeeming Company stock. The Agreement also provides that the Company may not appoint any new director or senior executive officer or change the responsibilities of any current senior executive officers without notifying the FRB.  The Agreement further provides that the Company may not make certain indemnification and severance payments without complying with specified statutory restrictions, including prior written approval of the FRB and concurrence from the Federal Deposit Insurance Corporation (the “FDIC”).  The Company must furnish periodic progress reports to the FRB regarding its compliance with the Agreement.  The Agreement will remain in effect until modified or terminated by the FRB.  The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached to this report as Exhibit 10.1.

The Company has determined that significant additional sources of external capital will be required for it to continue operations through 2009 and beyond. To date, its efforts to achieve a capital investment, sale, strategic merger or some form of restructuring have been unsuccessful and it is highly unlikely that the Company will succeed in this endeavor and be able to comply with applicable regulatory requirements. In addition, any transaction involving equity financing would result in substantial dilution to current stockholders and would adversely affect the price of the Company's common stock. If the Company does not increase its capital, the FRB may take additional enforcement action against it.

Item 8.01 Other Events

The Company was already subject to most of the restrictions set forth in the Agreement pursuant to prior notifications from the FRB. As previously reported by the Company in its Current Report on Form 8-K filed on August 27, 2009, effective August 18, 2009, the Bank entered into a stipulation and consent to the issuance of a consent order (the “Order”) by the Office of the Comptroller of the Currency (the “OCC”). The Order required the Bank to, among other things, to achieve and maintain total capital equal to at least 12% of risk-weighted assets and Tier 1 capital equal to at least nine percent of adjusted total assets by November 16, 2009 and to prepare and submit to the OCC for its review and non-objection a three-year capital plan. The Bank’s capital restoration plan submitted to the OCC as a result of the Bank’s prior undercapitalized status within the meaning of the Prompt Corrective Action (“PCA”) provisions of the Federal Deposit Insurance Act (the “FDI Act”) was rejected by the OCC on July 21, 2009 and the Bank has not yet submitted a new capital plan. It is highly unlikely that the Bank will be able to comply fully with the provisions of the Order or that efforts to comply with the Order will not have material and adverse effects on the operations and financial condition of the Company.

On November 11, 2009, the Bank received a notification from the OCC confirming that the Bank became “critically undercapitalized” for purposes of the PCA and the regulations of the OCC as of the filing of the Bank’s September 30, 2009 Report of Condition and Income (“Call Report”) on October 30, 2009.  The Bank’s ratio of tangible equity to total assets was 1.44% as of September 30, 2009. An institution is deemed to be “critically undercapitalized” if its ratio of tangible equity to total assets is 2.0% or less.  The Bank’s ratios of Tier 1 capital to adjusted total assets, Tier 1 capital to risk-weighted assets and total capital to risk-weighted assets were 1.44%, 1.78% and 3.07%, respectively, as of September 30, 2009.  In order to be “adequately capitalized” under regulatory capital guidelines, these ratios must be at least 4.0%, 4.0% and 8.0%, respectively.

Under the PCA provisions of the FDI Act, depository institutions that are “critically undercapitalized” must be placed into conservatorship or receivership within 90 days of becoming critically undercapitalized, unless the institution’s primary Federal regulatory authority (the OCC, in the case of the Bank) determines, with the concurrence of the FDIC, and documents that “other action” would better achieve the purposes of the PCA provisions.  If the institution remains critically undercapitalized on average during the calendar quarter beginning 270 days after it became critically undercapitalized, the FDI Act requires the appointment of a receiver unless the OCC, with the concurrence of the FDIC, determines that, among other things, the institution has positive net worth and the OCC and the FDIC both certify that the institution is viable and not expected to fail.  In addition to the restrictions on its operations to which it was already subject (as described in the Company’s Current Report on Form 8-K filed on August 27, 2009), the Bank, as a result of its “critically undercapitalized” status, is prohibited from doing any of the following without the prior written approval of the FDIC: entering into material transactions outside the usual course of business; extending credit for highly leveraged transactions; amending the Bank’s charter or bylaws; making a change to accounting methods; engaging in any “covered transaction” (as defined in Section 23A(b) of the Federal Reserve Act) with an affiliate; paying excessive compensation or bonuses; paying interest on new or renewed liabilities at a rate that would increase the Bank’s weighted average cost of funds to a level significantly exceeding the prevailing rates on interest on deposits in the Bank’s normal market areas; and making any principal or interest payment on subordinated debt beginning 60 days after becoming critically undercapitalized.  The FDIC may place additional restrictions on the Bank’s activities.   These additional requirements and restrictions may include, among others, a requirement for a sale of Bank shares or obligations of the Bank sufficient to return the Bank to adequately capitalized status; if grounds exist for the appointment of a receiver or conservator for the Bank, a requirement that  the Bank be acquired or merged with another institution;  imposition of additional restrictions on transactions with affiliates beyond the normal restrictions applicable to all banks; restrictions on interest paid on deposits to prevailing rates in the Bank's area as determined by the FDIC; requiring the Bank to reduce its total assets; requiring the Bank to alter, reduce or terminate any activities the FDIC determines pose excessive risk to the Bank; ordering a new election of Bank directors; requiring the Bank to dismiss any senior executive officer or director who held office for more than 180 days before the Bank became undercapitalized; requiring the Bank to employ "qualified" senior executive officers; prohibiting the Bank from accepting, renewing or rolling over deposits from correspondent institutions; prohibiting the Company from making capital distributions without FRB approval; requiring the Company to divest the Bank if the regulators determine that the divestiture would improve the Bank's financial condition and future prospects; and requiring the Bank to take any other action that the FDIC determines will better carry out the purposes of the statute requiring the imposition of one or more of the restrictions described above.

As of September 30, 2009, due to the Bank's significant net loss from operations during the year as reported in its quarterly Call Reports, deterioration in the credit quality of the loan portfolio, and the decline in the level of its regulatory capital to support operations, there is substantial doubt about the Company’s ability to continue as a going concern. The Company and the Bank are diligently continuing to seek qualified sources of outside capital. The Company and the Bank continue to consult with the OCC, FRB and FDIC on a regular basis concerning the Company’s and Bank’s proposals to obtain outside capital that will be acceptable to federal regulatory authorities, but there can be no assurance that these actions will be successful, or that even if one or more of the Company’s and Bank’s proposals are accepted by the Company’s and Bank’s federal regulators, that these proposals will be successfully implemented. At this point in time the Company believes that it is highly unlikely that it will be able to obtain additional outside capital that does not include the provision of substantial assistance by the FDIC or other federal governmental authorities.  As a result of the Bank’s financial condition, its regulators are continually monitoring its liquidity and capital adequacy. Based on their assessment of its ability to operate in a safe and sound manner, the Bank’s regulators at any time may take other and further actions, including placing the Bank into conservatorship or receivership, to protect the interests of depositors insured by the FDIC.  If a receivership were to occur, the Bank’s assets would likely be liquidated, including a sale of such assets to another institution, and it would be unlikely that any assets would be distributed to holders of the Company’s common or preferred stock.

Forward-Looking Statements

This report contains certain statements that are forward-looking within the meaning of section 21E of the Securities Exchange Act of 1934, as amended. These statements are not guarantees of future performance and outcomes and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, the forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “may,“ “should,“ “could,“ “predict,“ “potential,“ “believe,“ “will likely result,“ “expect,“ “will continue,“ “anticipate,“ “seek,“ “estimate,“ “intend,“ “plan,“ “projection,“ “would“ and “outlook,” and other similar expressions or future or conditional verbs. The statements are representative only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, these statements involve risks and uncertainties that are subject to change based on various important factors, some of which are beyond our control. The following factors, among others, could cause actual results and outcomes to differ materially from those reflected in any forward-looking statements:

•	the possibility that a definitive agreement for a substantial equity investment in the Company or a sale of the Company, which the Company has previously disclosed it is seeking, will not be reached;

•
the possibility that we will be unable to comply with the restrictions imposed upon us by our regulators, which could result in the imposition of additional restrictions on our operations and/or the placement of the Bank into conservatorship or receivership;

•
results of examinations by the OCC and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our reserve for loan losses, write-down assets, change our regulatory capital position or further affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and results of operations;

•	the loss of key personnel;

•	the failure of assumptions;

•	changes in various monetary and fiscal policies and regulations;

•	changes in policies by regulatory agencies;

•	adverse changes in general economic conditions and economic conditions in Southern California;

•	adverse changes in the local real estate market and the value of real estate collateral securing a substantial portion of our loan portfolio;

•	changes in the availability of funds resulting in increased costs or reduced liquidity;

•
geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts which could impact business and economic in the United States and abroad;

•
changes in market rates and prices which may adversely impact the value of financial products including securities, loans, deposits, debt and derivative financial instruments and other similar financial instruments;

•	fluctuations in the interest rate environment, and changes in the relative differences between short- and long-term interest rates, which may reduce interest margins and impact funding sources;

•	changes in the quality or composition of our loan portfolio;

•	changes in the level of our non-performing loans and other loans of concern;

•
our ability to manage loan delinquency rates, which may be impacted by deterioration in the housing and commercial real estate markets that may lead to increased losses and non-performing assets in our loan portfolios, and may result in our allowance for loan losses not being adequate to cover actual losses and may require us to materially increase our reserves;

•	competition from bank and non-bank competitors;

•	the ability to develop and introduce new banking-related products, services and enhancements and gain market acceptance of such products;

•	the ability to grow our core businesses;

•	decisions to change or adopt new business strategies;

•	changes in tax laws, rules and regulations and interpretations thereof;

•	technological changes;

•	changes in consumer spending and savings habits; and

•	management’s ability to manage these and other risks.

New factors emerge from time to time, and it is not possible for us to predict which factors will materialize. We caution readers not to place undue reliance on any forward-looking statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

	10.1	Agreement, dated as of November 9, 2009, between Pacific Coast National Bancorp and the Federal Reserve Bank of San Francisco

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC COAST NATIONAL BANCORP

Date: November 12, 2009	By:	/s/ Bob R. Adkins
Bob R. Adkins
Acting President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement, dated as of November 9, 2009, between Pacific Coast National Bancorp and the Federal Reserve Bank of San Francisco